                                  EXHIBIT 8(q)

                  AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement made and entered into as of the 29th day of November 1996, and amended on May 1, 1997, by and among MFS-Registered Trademark- Variable Insurance Trust-SM- ML Life Insurance Company of New York, and Massachusetts Financial Services Company, the parties hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect as of April 3, 2000.

                                        ML LIFE INSURANCE COMPANY
                                        OF NEW YORK
                                        By its authorized officer,

                                        By: /s/ Barry G. Skolnick
                                           -------------------------------------

                                        Title: Senior Vice President
                                              ----------------------------------

                                        Date:
                                             -----------------------------------


                                        MFS-Registered Trademark- VARIABLE
                                        INSURANCE TRUST-SM-
                                        By its authorized officer,

                                        By: /s/ James R. Bordewick, Jr.
                                           -------------------------------------
                                            James R. Bordewick, Jr.
                                            Assistant Secretary

                                        Date:
                                             -----------------------------------


                                        MASSACHUSETTS FINANCIAL
                                         SERVICES COMPANY
                                        By its authorized officer,

                                        By: /s/ Jeffrey L. Shames
                                           -------------------------------------
                                            Jeffrey L. Shames
                                            Chairman and Chief Executive Officer

                                        Date:
                                             -----------------------------------

37287

                                                       As of April 3, 2000



                                  SCHEDULE A

                       ACCOUNT, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

-----------------------------------------------------------------------------------------------
     ML of New York Variable            Merrill Lynch           MFS Emerging Growth Series
        Annuity Separate               Retirement Plus               MFS Research Series
           Account A
           (8/14/91)             --------------------------------------------------------------

                                        Merrill Lynch           MFS Emerging Growth Series
                                      Retirement Power         MFS Growth with Income Series

                                 --------------------------------------------------------------


     ML of New York Variable          Merrill Lynch             MFS Emerging Growth Series
    Life Separate Account II        - Investor Life                 MFS Research Series
          (12/4/91)                 - Investor Life Plus
                                    - Estate Investor I
                                    - Estate Investor II

                                 --------------------------------------------------------------


         ML of New York            Prime Plan V, VI, 7           MFS Emerging Growth Series
    Variable Life Separate         Prime Plan Investor              MFS Research Series
           Account
          (11/19/90)

-----------------------------------------------------------------------------------------------

37287